UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: January 10, 2019
(Date of earliest event reported)
Hornbeck Offshore Services, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)
(985) 727-2000
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 7, 2019, Hornbeck Offshore Services, Inc. (the “Company”) issued a press release announcing that it has commenced a private offer to exchange (the “Exchange Offer”) up to $200 million aggregate principal amount of its outstanding 5.875% Senior Notes due 2020 (the “Notes”) for new Second Lien Term Loans due 2025 (the “Term Loans”) of the Company and its wholly-owned subsidiary, Hornbeck Offshore Services, LLC (the “Co-Borrower”), and a solicitation of consents to proposed amendments (the “Proposed Amendments”) with respect to the Notes (the “Consent Solicitation”).

The complete terms and conditions of the Exchange Offer and the Consent Solicitation, as well as the terms of the Term Loans, and the meaning of any capitalized term used but not defined herein are described in the Company’s confidential Offer to Exchange and Consent Solicitation Statement, dated January 7, 2019, copies of which may be obtained by holders of the Notes (“Holders”) by contacting Global Bondholder Services Corporation, the information and exchange agent in connection with the Exchange Offer, at (866) 470-3700 (toll-free) or (212) 430-3774 (banks and brokers) or by visiting the information and exchange agent’s website at http://gbsc-usa.com/Hornbeck.

Following the announcement of the Exchange Offer, the Company, either directly or through its sole dealer manager, Oppenheimer & Co. Inc., has received questions from Holders regarding certain terms of the Exchange Offer. The Company is releasing the following answers to the most frequently asked questions (“FAQs”) that have been posed by Holders and others.

Q.1. Will the Exchange Offer proceed if the Company is not able to achieve the Minimum Tender Condition whereby at least 50.1% of the Notes are tendered?

A.1. The Company aspires to achieve the Minimum Tender Condition, however, as more fully described in the Offer to Exchange Statement, the Company reserves the right, in its sole discretion, to amend or modify the Exchange Offer and Consent Solicitation in any respect, at any time and for any reason, including to waive the Minimum Tender Condition. If the Company waives the Minimum Tender Condition and accepts less than 50.1% of the Notes in the Exchange Offer, it will not have achieved the Proposed Amendment Requisite Consents and, therefore, the Proposed Amendments to the Indenture will not become effective. Note, however, that even if the Proposed Amendments are implemented, the Company remains subject to similar provisions in the indenture governing the Company’s outstanding 5.00% Senior Notes due 2021 (the “2021 Notes”).

Q.2. Are the Term Loans permissible under the indentures governing the Notes and the 2021 Notes?

A.2. Yes. The indentures governing the Notes and the 2021 Notes each contain provisions permitting, without limitation, the incurrence of secured indebtedness in an amount equal to 22.5% of the Company’s Consolidated Net Tangible Assets (as defined in each of the indentures governing the Notes and the 2021 Notes). Based on the Consolidated Net Tangible Assets calculation as of September 30, 2018, approximately $555 million aggregate principal amount may be incurred under one or more credit agreements, of which $300 million aggregate principal amount is currently drawn under the Company’s current First Lien Credit Facility. In connection with the closing of the Exchange Offer, the Second Lien Term Loan Agreement provides as a closing condition that the Lenders will receive a customary opinion of the Company’s counsel, Latham & Watkins LLP, to the effect that the consummation of the Exchange Offer will not result in a breach or default of the Company’s existing indentures.

Q.3. Are Term Loans to be received in exchange for the Notes to be tendered transferable?

A.3. Section 12.04 of the Second Lien Term Loan Agreement sets forth the terms and conditions under which Term Loans can be assigned. Term Loans are restricted from being transferred to competitors of the Company. Otherwise, unless Term Loans are being assigned to another Lender or an Affiliate or Approved Fund of a Lender (in each case, as defined in the Second Lien Term Loan Agreement) which do not require consent, the Company’s consent is required to assign the Term Loans, however the Company cannot withhold its consent unreasonably or in an arbitrary manner. If a payment default or bankruptcy has occurred under the Second Lien Term Loan Agreement, no consent of the Company is required for the assignment of the Term Loans.

The Company’s current First Lien Credit Agreement also involves secured loans and contains substantially similar provisions regarding the assignment of loans. The First Lien Lenders have assigned a portion of their loans previously with the Company’s consent.

No consent of the Company is required for a Lender under the Second Lien Term Loan Agreement to enter into a participation transaction.

Q.4. What is the scope of the MFN feature provided as protection to Holders that participate in the Exchange Offer from being treated less favorably than non-participating Holders or holders of the 2021 Notes in any subsequent exchanges of Notes or 2021 Notes?

A.4. The Second Lien Term Loan Agreement contains “MFN” provisions that will restrict the Company for a period of 90 days from exchanging any other Notes or 2021 Notes for (a) any permissible debt of the Company or any of its restricted subsidiaries that ranks senior to the Term Loans or (b) any permissible debt of the Company or any of its restricted subsidiaries that ranks pari passu with the Term Loans at an exchange ratio greater than the exchange ratio applicable to the Exchange Offer without providing each Holder that participates in the Exchange Offer with additional Term Loans per $1,000 principal amount of such Holder’s Notes exchanged in the Exchange Offer equal to the difference between the amount of Term Loans per $1,000 principal amount of the Notes provided in the Exchange Offer and in such subsequent exchange.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: January 10, 2019	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer